Exhibit 3.152

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 06/29/1995
950147272 — 2520895
CERTIFICATE OF INCORPORATION
OF
1275, INC.
          1. Corporate Name. The name of the corporation (hereinafter, the “Corporation”) is 1275, Inc.
          2. Registered Office and Agent. The address, Including street, number, city and county, of the registered office of the Corporation in the State of Delaware is 1013 Centre Road, County of New Castle, Wilmington, Delaware 19805. The name of the registered agent of the Corporation in the State of Delaware at such address is Corporation Service Company
          3. Purposes. The nature of the business of the Corporation and the objects or purposes to be transacted, promoted, conducted or carried on by it are as follows:
     To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.
          4. Authorized Capital Stock. The total number of shares of stock which the Corporation shall have authority to issue it Ten Thousand (10,000) shares of Common Stock, each with no par value (hereinafter, the “Capital Stock”). The rights and qualifications, limitations or restrictions of the shares of Capital Stock are as follows:
     (a) Voting Rights. Except as may otherwise be provided by applicable law, each share of Common Stock shall be entitled to vote as one class for election of directors and on all other matters which may be submitted to a vote of stockholders of the Corporation.
     (b) Dividends. Dividends may be declared from time to time on the Common Stock at the discretion of the board of directors of the Corporation and in accordance with the provisions of the General Corporation Law of the State of Delaware.
     (c) Additional Issuances. At any time and from time to time while shares of Common Stock are outstanding, the Corporation may create one or more series or one or more classes of capital stock senior to or on a parity with the shares of Common Stock in payment of dividends or upon liquidation, dissolution or winding up.
          5. Incorporator. The name and mailing address of the incorporator of the Corporation is Jennifer A. Herd, c/o Jenner & Block, One IBM Plaza, Suite 3800, Chicago, Illinois 60611.

          6. Additional Provisions. For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders, the following additional provisions are set forth and made a part of this Certificate of Incorporation:
     (a) The number of directors which shall constitute the whole board of directors of the Corporation shall be fixed by, or in the manner provided in, the by-laws of the Corporation, but such number may from time to time be increased or decreased in such manner as may be prescribed by the by-laws. The election of directors need not be by ballot.
     (b) In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the board of directors of the Corporation is expressly authorized and empowered:
     (1) to make, alter, amend and repeal the by-laws of the Corporation, except as otherwise provided or permitted under the General Corporation Law of the State of Delaware and except that any by-law which, in accordance with the provisions of the by-laws, may be altered, amended or repeated only by the stockholders may not be altered, amended or repealed by the directors;
     (2) subject to the applicable provisions of the by-laws then in effect, to determine, from time to time, whether and to what extent and at what times and places and under what conditions and regulations the accounts and books of the Corporation, or any of them, shall be open to the inspection of the stockholders; and no stockholder shall have any right, except as conferred by the laws of the State of Delaware, to inspect any account or book or document of the Corporation unless and until authorized so to do by resolution of the board of directors or the Stockholders of the Corporation;
     (3) without the assent or vote of the stockholders of the Corporation, to authorize and issue obligations of the Corporation, secured or unsecured, to include therein such provisions as to redeemability, convertibility or otherwise, as the board of directors, in its sole discretion, may determine, and to authorize the mortgaging or pledging, as security therefor, of any property of the Corporation, real or personal, including after-acquired property;
     (4) to determine whether any, and if any, what part, of the surplus of the Corporation or, in the event there shall be no such surplus, of the net profits of the Corporation for the then current fecal year or the then immediately preceding fiscal year shall be declared in dividends and paid to the stockholders, and to direct and determine the use and disposition of any such surplus or such net profits;
     (5) to fix from time to time the amount of profits of the Corporation to be reserved as working capital or for any other lawful purpose;
     (6) to establish bonus, profit-sharing or other types of incentive or compensation plans for employees (including officers and directors) of the Corporation and to fix the amount of profits to be distributed or shared and to determine the persons to participate in any such plans and the amounts of their respective participation.
In addition to the powers and authorities hereinbefore or by statute expressly conferred upon it, the board of directors may exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the laws of the State of Delaware and the Certificate of Incorporation and the by-laws of the Corporation.
     (c) Any director or any officer elected or appointed by the stockholders or by the board of directors may be removed at any time in such manner as shall be provided in the by-laws of the Corporation.
     (d) Subject to any limitations in the by-laws of the Corporation, the members of the board of directors shall be entitled to reasonable fees, salaries or other compensation for their services and to reimbursement for their expenses as such members. Nothing contained herein shall preclude any director from serving the Corporation, or any subsidiary or affiliated corporation, in any other capacity and receiving proper compensation therefor.
     (e) If the by-laws of the Corporation so provide, the stockholders and board of directors of the Corporation shall have power to hold their meetings, to have an office or offices and to keep the books of the Corporation, subject to the provisions of the laws of the State of Delaware, outside the State of Delaware at such place or places as may from time to time be designated by the board of directors.
     (f) Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees to dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the

Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation, as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.
          7. Indemnification and Insurance. The board of directors of the Corporation may, by resolution adopted from time to time, indemnify such persons as permitted by the General Corporation Law of the State of Delaware as amended from time to time. The board of directors of the Corporation may, by resolution adopted from time to time, purchase and maintain insurance on behalf of such persons as permitted by the General Corporation Law of the State of Delaware as amended from time to time.
          8. Liability of Directors. No directors of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of Joyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, as the same exists or hereafter may be amended, or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this paragraph by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification. Nothing herein shall limit or otherwise affect the obligation or right of the Corporation to indemnify its directors pursuant to the provisions of this Certificate of Incorporation, the by-laws of the Corporation or as may be permitted by the General Corporation Law of the State of Delaware.
          9. Amendment. Any of the provisions of this Certificate of Incorporation may from time to time be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this Certificate of Incorporation are granted subject to the provisions of this Section 9.
          The undersigned, being the Incorporator above named, for the purposes of forming a corporation under the laws of the State of Delaware, does make, file and record this certificate and does hereby certify the facts stated herein are true; and the undersigned has hereunto accordingly set her hand.
     Dated: June 29, 1995

/s/ Jennifer A. Herd
Jennifer A. Herd

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 04:01 PM 01/02/1996
960001883 — 2520895
CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
1275, INC.
     1275, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Company”), DOES HEREBY CERTIFY:
     FIRST: That the Board of Directors of the Company, by Consent of Directors dated as of December 19, 1995, adopted a resolution setting forth a proposed Amendment to the Certificate of Incorporation of the Company, declaring said Amendment to be advisable. The resolution setting forth the proposed Amendment is as follows:
     “RESOLVED, that the Certificate of Incorporation of the Company be amended by deleting in its entirety Article 1 thereof, and by inserting in lieu thereof the provision hereinafter set forth so that the said Article 1 shall be and read as follows:
“1. The name of the corporation is Tenneco Management Company.”
     SECOND: That thereafter, the said Amendment has been consented to and authorized by the holder of all the issued and outstanding stock entitled to vote thereon by a written Consent given in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware and filed with the Company on the 19th day of December, 1995.
     THIRD: That said Amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said 1275, INC. has caused this Certificate to be signed by its Vice President and its corporate seal to be hereunto affixed and attested by its corporate Assistant Secretary, this 2nd day of January, 1996.

1275, INC.
By:	/s/ Robert G. Simpson
Robert G. Simpson
Vice President

ATTEST:
By:	/s/ James D. Gaughan
James D. Gaughan,
Assistant Secretary

08-001.INC

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 03:30 PM 01/23/1996
960021309 — 2520895
CERTIFICATE OF CHANGE OF REGISTERED AGENT
AND
REGISTERED OFFICE
* * * * *
     Tenneco Management Company                                         , a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware. DOES HEREBY CERTIFY:
          The present registered agent of the corporation is Corporation Service Company, 1013 Centre Road, Wilmington, Delaware 19805            and the present registered office of the corporation is in the county of New Castle
          The Board of Directors of Tenneco Management Company adopted the following resolution on the 19th day of December, 1995.
          Resolved, that the registered office of Tenneco Management Company in the state of Delaware be and it hereby is changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington. County of New Castle, and the authorization of the present registered agent of this corporation be and the same is hereby withdrawn, and THE CORPORATION TRUST COMPANY, shall be and is hereby constituted and appointed the registered agent of this corporation at the address of its registered office.
     IN WITNESS WHEREOF, Tenneco Management Company                      has caused this statement to be signed by James D. Gaughan, its Assistant Secretary*, this 23rd day of January 1996.

/s/ James D. Gaughan
James D. Gaughan, Assistant Secretary
(Title)

*       Any authorized officer or the chairman or Vice-Chairman of the Board of Directors may execute this certificate.
(DEL. — 264 — 6/15/94)

STATE OF DELAWARE
SECRATARY OF STATE
DIVISION OF CORPORATIONS
FILED 02:00 PM 12/09/1999
991528162 — 2520895
CERTIFICATE OF AMENDMENT OF
CERTIFICATE OF INCORPORATION OF
TENNECO MANAGEMENT COMPANY
          TENNECO MANAGEMENT COMPANY, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Company”), DOES HEREBY CERTIFY:
     FIRST: That the Board of Directors of the Company, by Unanimous Written Consent dated as of November 10, 1999, adopted a resolution setting forth a proposed Amendment to the Certificate of Incorporation of the Company, declaring said Amendment to be advisable. The resolution setting forth the proposed Amendment is as follows:
     RESOLVED, that the Certificate of Incorporation of the Company be amended by deleting in its entirety Article 1 thereof, and by inserting in lieu thereof the provision hereinafter set forth so that the said Article 1 shall be and read as follows:
“1. The name of the corporation is Pactiv Management Company.”
     SECOND: That thereafter, said Amendment has been consented to and authorized by the holder of all the issued and outstanding stock entitled to vote thereon by a written Consent given in accordance with the provisions of Section 228 of the General

Corporation Law of the State of Delaware and filed with the Company on November 10, 1999.
     THIRD: That said Amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
          IN WITNESS WHEREOF, said TENNECO MANAGEMENT COMPANY has caused this Certificate to be signed by its Vice President, and its corporate seal to be hereunto affixed and attested by the Assistant Secretary, this 10th day of November, 1999.

TENNECO MANAGEMENT COMPANY
By:	/s/ Don P. Carpenter
Don P. Carpenter
Vice President

ATTEST:
By:	/s/ Bert F. Neece
Bert F. Neece
Assistant Secretary

110599DE.TMC

CERTIFICATE OF CONVERSION
FROM A CORPORATION TO A LIMITED LIABILITY COMPANY
PURSUANT TO SECTION 266 OF THE DELAWARE GENERAL
CORPORATION LAW
1. The name of the corporation is Pactiv Management Company, The name under which The corporation was originally incorporated is 1275, Inc.
2. The date on which the original Certificate of Incorporation was filed with the Secretary of State is June 29, 1995.
3. The name of the limited liability company into which the corporation is herein being converted is Pactiv Management Company LLC.
4. The conversion shall be effective as of December 31, 2002.
5. The conversion has been approved in accordance with the provisions of Section 266.

By:	/s/ James V. Faulkner
James V. Faulkner, Jr.
Vice President and Secretary

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 12:00 PM 12/30/2002
020794482 – 2520895

CERTIFICATE OF FORMATION
OF
PACTIV MANAGEMENT COMPANY LLC
     1. Name. The name of the limited liability company is Pactiv Management Company LLC (hereinafter, the “Limited Liability Company”).
     2. Registered Office and Agent. The address of the office of the Limited Liability Company in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the Limited Liability Company’s registered agent at such address is The Corporation Trust Company.
     3. Effective Date. The formation shall be effective as of December 31, 2002.
     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation on the 20th day of December, 2002.

/s/ Stephen T. Auburn
Stephen T. Auburn
Authorized Person

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 12:00 PM 12/30/2002
020794482 — 2520895